Exhibit 99.1

Slide: 1  “To Serve All People During the End of Life’s Journey”

Slide: 2 Title: FORWARD-LOOKING STATEMENTS Body: Certain statements contained in this presentation are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this presentation to differ materially from those anticipated or implied by the forward-looking statements. Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; our ability to successfully integrate the acquisition of VistaCare, Inc.; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2008 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

Slide: 3 Body: Well positioned in a sector which provides substantial value to the healthcare system Operating initiatives beginning to improve results VistaCare acquisition adds scale and expands leadership position Experienced management team with strong integration and operating background Title: INVESTMENT HIGHLIGHTS

Slide:  4  Title:  ODYSSEY… A LEADER IN HOSPICE CARE    100 Medicare Certified Programs in 30 states    >12,000   current ADC    CAGR revenue = 12.3%

Slide:  5  Title:  COMBINED LOCATIONS    Odyssey Locations      Hospice Office      Inpatient Facility      Corporate Office – Dallas    VistaCare Locations     Hospice Office     Inpatient Facility

Slide:  6  Title:  IMPROVES QUALITY OF LIFE  Body:  Prior studies have found that hospice improves quality of care  Moor and Kidder 1985  National Hospice Organization 1995  Miller et al. 2002, 2004  Wu et al. 2003

Slide: 7 Title: COST EFFECTIVE Body: 25% of total US Medicare budget spent on last year of life Mean expenditure in last year of life $24,600 vs $9,400 for same beneficiaries in next to last year of life Duke University study (2007) Hospice use reduced Medicare costs by an average of $2,309 in last year of life For 7 in 10 users, costs would be reduced if hospice had been used longer

Slide: 8 Title: OPERATING INITIATIVES Body: Management of Medicare cap Strengthen senior management team Focus on existing footprint Rationalize existing portfolio Implement more sophisticated sales and marketing strategy Inpatient program development Investment in information systems

Slide: 9 Title: ODYSSEY’S MEDICARE CAP EXPENSE TREND * 2003 - 2006 not adjusted for discontinued operations Q108 Q107 2003 0.5% 2004 0.6% 2005 3.0% 2006 3.8% 2007 1.2% 0.8% 1.2%

Slide: 10 Body: President and Chief Executive Officer, Robert Lefton Senior Vice President and Chief Financial Officer, Dirk Allison Senior Vice President and Chief Operating Officer, Craig Goguen Title: CHANGES IN SENIOR MANAGEMENT TEAM

Slide:  11  Title:  RATIONALIZE EXISTING PORTFOLIO    Exited 18 programs    Reasons for closure:  Competitive position  Market size  Medicare cap

Slide:  12  Title:  INVESTMENT IN INFORMATION SYSTEMS  Body:  Completed implementation at Odyssey sites.  Beginning conversion at VistaCare sites  In process of implementing new sales and marketing system

Slide: 13 Title: VISTACARE TRANSACTION Expands leadership position Compatible organizations Strengthens existing markets Management experience with acquisitions and integration Reducing corporate overhead and closing corporate offices drives profitability Operational and Medicare cap improvements not required for success Neutral in 2008/accretive in 2009 Closed March 6, 2008

Slide:  14    1ST QUARTER HIGHLIGHTS

Slide: 15 Title: 1ST QUARTER HIGHLIGHTS Body: Strong admission growth – 11.9% YOY from Odyssey Flat ADC but good growth throughout quarter – 1.3% Continued good cap management Expense initiatives beginning to show results VistaCare Integration on track

Slide:  16  Title:  ADMISSIONS FROM CONTINUING OPERATIONS    Q108    Q107    2003    24,900    2004    28,620    2005    30,972    2006    32,001    2007    32,294    10,810    8,489

Slide: 17 Q108 Q107 Title: NET REVENUE GROWTH FROM CONTINUING OPERATIONS CAGR = 12.3% 2003 $251.3 2004 $312.9 2005 $348.6 2006 $379.3 2007 $398.9 $123.3 $96.6 ($ in millions)

Slide:  18  Title:  AVERAGE DAILY CENSUS FROM CONTINUING OPERATIONS    Q108    Q107    2003    5,449    2004    6,691    2005    7,145    2006    7,528    2007    7,652    12,170    7,585

Slide: 19 Title: ODYSSEY’S MEDICARE CAP EXPENSE ($ in thousands) Q108 Q107 2003 $1,322 2004 $2,089 2005 $11,968 2006 $16,464 2007 $5,039 $1,035 $1,108 * 2003 - 2006 not adjusted for discontinued operations

Slide: 20 Title: INCOME FROM CONTINUING OPERATIONS * Excludes charge for settlement with Department of Justice of $9.6 million, net of tax. A reconciliation of GAAP to non-GAAP financial measures are available on the Investor Relations page of Odyssey’s website at www.odsyhealth.com. ($ in millions) Q108 Q107 2003 $28.9 2004 $31.8 2005 $28.9* 2006 $22.9 2007 $15.5 $3.5 $4.5

Slide: 21 Title: NET CASH FROM CONTINUING OPERATIONS * Exclusive of $13 million for Department of Justice payment ($ in millions) Q108 Q107 2003 $27.6 2004 $47.1 2005 $45.2* 2006 $47.7* 2007 $16.9 $10.4 $1.5

Slide:  22    “To Serve All People During the End of Life’s Journey”